GENUINE PARTS COMPANY

NEWS RELEASE

FOR IMMEDIATE RELEASE

GENUINE PARTS COMPANY ANNOUNCES
AUTOMOTIVE ACQUISITIONS IN THE U.K.

Alliance Automotive Group Acquires
Platinum International Group and TMS Motor Spares

Atlanta, Georgia, October 5, 2018 -- Genuine Parts Company (NYSE: GPC) announced today that Alliance Automotive Group (AAG), the Company’s wholly-owned automotive distribution company based in London, U.K., has completed the acquisitions of two automotive businesses, U.K. based Platinum International Group Limited and TMS Motor Spares Ltd.

Platinum International Group Limited (Platinum), headquartered in Manchester, England, is a leading value-added battery distributor in the automotive, industrial, marine and leisure markets, with nine U.K. locations and one location in the Netherlands. Platinum currently sells to AAG and other trading group customers across the independent aftermarket, original equipment dealer and other market segments and significantly expands AAG’s battery sourcing platform as well as other distribution, including lubricants. The Platinum acquisition was effective October 2, 2018, and is expected to generate estimated annual revenues of $75 million (US$).

TMS Motor Spares Ltd. (TMS), headquartered in Carlisle, England, is a leading automotive parts distributor with 17 locations in Scotland and seven in England. TMS further expands AAG’s U.K. footprint, while also providing the first company-owned stores in Scotland. The TMS acquisition was effective August 31, 2018, and the Company expects the acquired business to generate annual revenues of approximately $30 million (US$).

Paul Donahue, Chief Executive Officer of Genuine Parts Company, stated, “We are pleased to have added Platinum and TMS to our European operations. Both of these companies are high quality businesses with talented teams and serve to strengthen our presence and scale in Europe as we build on our global growth strategy. We look forward to many future contributions from these new businesses in the years ahead.”

Jean-Jacques Lafont, Chief Executive Officer of Alliance Automotive Group, added, “We welcome the Platinum and TMS teams to the AAG organization. We look forward to working together to grow our European business and maximize the value of our combined operations.”

Forward Looking Statements

Some statements in this press release, as well as in other materials we file with the Securities and Exchange Commission (SEC) or otherwise release to the public and in materials that we make available on our website, constitute forward-looking statements that are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Senior officers may also make verbal statements to analysts, investors, the media and others that are forward-looking. Forward-looking statements may relate, for example, to future operations, prospects, strategies, financial condition, economic performance (including growth and earnings), industry conditions and demand for our products and services. The Company cautions that its forward-looking statements involve risks and uncertainties, and while we believe that our expectations for the future are reasonable in view of currently available information, you are cautioned not to place undue reliance on our forward-looking statements. Actual results or events may differ materially from those indicated as a result of various important factors. Such factors may include, among other things, the Company’s ability to successfully implement its business initiatives in each of its three business segments; slowing demand for the Company’s products; changes in legislation or government regulations or policies; changes in general economic conditions, including unemployment, inflation or deflation; changes in tax policies; volatile exchange rates; high energy costs; uncertain credit markets and other macro-economic conditions; competitive product, service and pricing pressures; the ability to maintain favorable vendor arrangements and relationships; disruptions in our vendors’ operations; the Company’s ability to successfully integrate its acquired businesses; the uncertainties and costs of litigation; disruptions caused by a failure or breach of the Company’s information systems, as well as other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for 2017 and from time to time in the Company’s subsequent filings with the SEC.

Forward-looking statements are only as of the date they are made, and the Company undertakes no duty to update its forward-looking statements except as required by law. You are advised, however, to review any further disclosures we make on related subjects in our subsequent Forms 10-K, 10-Q, 8-K and other reports to the SEC.

About Genuine Parts Company

Genuine Parts Company is a distributor of automotive replacement parts in the U.S., Canada, Mexico, Australasia, France, the U.K., Germany and Poland. The Company also distributes industrial replacement parts and electrical and electronic materials in the U.S., Canada and Mexico through its Industrial Parts Group. S. P. Richards Company, the Business Products Group, distributes a variety of business products in the U.S. and Canada. Genuine Parts Company had 2017 revenues of $16.3 billion. Further information is available at www.genpt.com.

Contacts

Carol B. Yancey, Executive Vice President and CFO – (678) 934-5044
Sidney G. Jones, Senior Vice President - Investor Relations – (678) 934-5628